Exhibit 10.2

Dated December 31, 2021

FORAFRIC AGRO HOLDINGS LIMITED

(as Issuer)

and

LIGHTHOUSE CAPITAL LIMITED

(as Issuer’s Shareholder)

and

THE SUBSCRIBERS AS DEFINED IN THIS DEED

(as Subscribers)

bond SUBScRIPTION deed

(USD $40,000,000 6% Bonds 2026)

This Deed is made on December 31, 2021 (this “Deed”)

By

FORAFRIC AGRO HOLDINGS LIMITED, a private company limited by shares incorporated under the laws of Gibraltar with registered number 114436 and registered office at 57/63 Line Wall Road, Gibraltar (the Issuer) and LIGHTHOUSE CAPITAL LIMITED, a private company limited by shares incorporated under the laws of Gibraltar with registered number 114433 and registered office at 57/63 Line Wall Road, Gibraltar (the Issuer’s Shareholder) for the benefit of The SUBSCRIBERS AS HEREIN DEFINED.

Whereas

(A)	The Issuer has by a resolution of its directors passed on or before the date of this Deed authorised the issue of 6 per cent. per annum bonds in the aggregate initial principal amount of up to USD $40,000,000 to be constituted by this Deed (the Bonds).

(B)	The Issuer and the Issuer’s Shareholder are executing this Deed for the benefit of each person who executes a Deed of Accession pursuant to this Deed and subscribes and pays the subscription amount for Bonds (each such person a Subscriber and all subscribers from time to time together the Subscribers, which terms shall include their respective successors and permitted assigns from time to time).

(C)	Globis is a prospective purchaser of the Issuer and the purchase price for the Issuer takes into account the issue of the Bonds. It is envisaged that subject to and concurrently with completion of the DE-SPAC Transaction, the Bonds will be novated by the Issuer to Globis and the Bonds will immediately thereon be cancelled by the Subscribers in consideration for which Globis will issue Globis Shares to the Subscribers, in each case on and subject to the terms and conditions of this Deed.

Now this Deed Witnesses as follows:

1	Interpretation

Schedule 1 shall have effect for the purposes of definitions and construction of references in this Deed.

2	Issue of Bonds

2.1	Subject as provided in this Deed the Issuer shall issue Bonds up to the aggregate original principal amount of USD $40,000,000.

2.2	Each issue of Bonds shall take place on a Bond Closing Date.

2.3	The Bonds shall be issued minimum amounts of US$ 100,000 and, above that amount, in integral multiples of USD $25,000.

2.4	The Bonds shall rank pari passu in all respects with each other.

2.5	The net proceeds of the Bonds shall be applied in or towards the Issuer’s working capital and/or capital expenditure requirements. A Bondholder is not bound to monitor or verify the application of any proceeds of any Bond.

2.6	The Issuer’s Shareholder incurs only the obligations on its part specified in clause 6 and shall have no other obligation under or in connection with any Bond or any Bond Document.

3	Terms

The Bonds shall be issued and held subject to and with the benefit of the provisions of this Deed and the Conditions. All such provisions shall be binding on the Issuer and the Bondholders and all persons claiming through or under them respectively and shall inure for the benefit of all Bondholders.

4	Bond Subscriptions

4.1	Subject to clause 4.3, each subscription of Bonds shall take place on a date (a Bond Closing Date) agreed for that purpose between the Issuer and a prospective Subscriber (a Prospective Subscriber).

4.2	On or prior to each Bond Closing Date:

(a)	the Issuer shall deliver to the Prospective Subscriber:

i.	a certified true copy of a resolution of its directors authorising the execution of this Deed, the issue of the Bonds and the performance of its obligations thereunder;

ii.	a certified true copy of any other consent or authorisation required for the Issuer’s execution of this Deed, the issue of the Bonds and the performance of its obligations thereunder; and

iii.	if so requested by a Prospective Subscriber, such “know your customer” information and documents as it may have reasonably requested;

(b)	if so requested by the Issuer, each Prospective Subscriber shall deliver to the Issuer such “know your customer” information and documents as the Issuer may have reasonably requested; and subject to and upon Conversion each Prospective Subscriber hereby unconditionally and irrevocably consents and agrees with the Issuer that all such “know your customer” information and documents as the Prospective Subscriber may provide to the Issuer shall be delivered by the Issuer to Globis on request by Globis.

4.3	It shall be a condition precedent to each Bond Closing that no Event of Default or Potential Event of Default has occurred on or prior to the relevant Bond Closing Date or would result from the issue of the Bonds.

4.4	On each Bond Closing Date:

(a)	the Issuer, the Issuer’s Shareholder and the Prospective Subscriber shall execute a deed in the form set out in Schedule 7 (a Deed of Accession);

(b)	the Prospective Subscriber shall pay to the Issuer in USD the principal amount of the Bonds to be issued to the Prospective Subscriber as shall have been agreed between the Issuer and the Prospective Subscriber; and

(c)	the Issuer shall deliver to the Prospective Subscriber the Certificate to which it is entitled and a certified extract of the Register showing its registration as Bondholder in respect thereof.

4.5	If no Bonds shall have been subscribed on or prior to the DE-SPAC Longstop Date, this Deed shall thereupon terminate and in that event no party shall have any obligations towards any other party hereunder.

4.6	Payments under clause 4.4(b) shall be made to such bank account as the Issuer shall have notified the Prospective Subscriber in writing.

5	Redemption

(a)	The Bonds shall mature and be redeemed on [15 June 2026] (the Final Redemption Date) subject to the provisions of clause 6.

(b)	The Issuer shall be entitled, at its option, to redeem all or part of the Bonds (treating the Bonds pro rata in case of partial redemption) without premium or penalty upon payment of accrued interest on the principal redeemed.

6	Mandatory Exchange of the Bonds on Conversion Date

6.1	Subject to completion of the DE-SPAC Transaction on or before the DE-SPAC Longstop Date and concurrently with the completion of the DE-SPAC Transaction on the DE-SPAC Transaction Date, each outstanding Bond shall be exchanged for that number of Globis Shares produced by dividing the outstanding principal and accrued interest thereon by the Conversion Price.

6.2	The Issuer’s Shareholder shall procure that each Bondholder is offered in respect of each Bond held by it, and each Bondholder shall accept, that number of Globis Shares determined under clause 6.1 on the Conversion Date.

6.3	The conversion of the Bonds under this clause 6 shall be made by the following simultaneous transactions:

(a)	the novation from the Issuer to Globis of the entirety of the Issuer’s liabilities and obligations towards the Bondholders in respect of principal, interest and otherwise under and in respect of the Bonds (the Novated Obligations), and the assumption by Globis of the Novated Obligations, pursuant to the due execution and unconditional delivery of a deed of novation (the Deed of Novation) by the Issuer, acting for itself (as novator) and on behalf of the Bondholders (as creditors consenting to the novation of the Novated Obligations as aforesaid), and Globis (as novatee) in such form as shall be agreed between the Issuer and Globis; anddd

(b)	the conversion of the Novated Obligations into Globis Shares by Globis cancelling the Bonds and the Bondholders accepting such cancellation in consideration for the issue of the Globis Shares on the Conversion Date; and the issue to the Bondholders of such number of Globis Shares at the Conversion Price as shall correspond to the principal amount (plus accrued interest up to the Conversion Date) of the Bonds registered in their names and upon the execution of those transactions the Novated Obligations shall be deemed to have been cancelled and thereafter to be of no effect.

6.4	The Subscribers jointly and severally hereby unconditionally and irrevocably consent to and agree with the novation of the Novated Obligations.

6.5	The parties, whether at the date of this Deed or at any time thereafter and at their own expense, shall promptly (and shall procure that any third party shall) do, execute and perform all such further deeds, documents, assurances, leases, acts and do all and any such other things as any other party to this Deed may reasonably require in order to give full effect to the novation of the Novated Obligations.

6.6	The Issuer’s Shareholder undertakes that for so long as the Bonds remain outstanding and prior to the DE-SPAC Longstop Date:

(a)	it will use reasonable commercial efforts to procure that Globis shall not alter the rights attached to its ordinary shares in any way which would adversely affect the rights of the Bondholders without the prior consent of the Majority Bondholders; and

(b)	it will notify each Bondholder as soon as reasonably practicable after it becomes aware that Globis has resolved to implement an Adjustment Event specifying the prospective date of the Adjustment Event and the proposed terms of it.

6.7	Following an Adjustment Event, the Issuer’s Shareholder’s auditors or other professional advisors shall certify to the Bondholder(s) in writing the adjustments to the number and nominal value of the Globis Shares to be exchanged for the Bonds so that, after such adjustment and on that exchange, the Bondholders shall receive the same percentage of the issued share capital of Globis carrying the same proportion of votes exercisable at a general meeting of Issuer’s Shareholders and the same entitlement to participate in distributions, in each case as nearly as practicable, as would have been the case had no Adjustment Event occurred.

6.8	No exchange of the Bonds for Globis Shares under this clause 6 shall take place if the DE-SPAC Transaction shall not have occurred on or before the DE-SPAC Longstop Date.

6.9	In the event that the Globis Shares issued pursuant to this Deed are not registered in connection with the consummation of the DE-SPAC Transaction, Globis has agreed that, within forty-five (45) calendar days after the DE-SPAC Transaction Date, it will file with the U.S. Securities & Exchange Commission (at its sole cost and expense) a registration statement registering the resale of the Globis Shares issued pursuant to this Deed (the Registration Statement), and that it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof. Globis has also agreed to cause such Registration Statement, or another shelf registration statement that includes the Globis Shares issued pursuant to this Deed, to remain effective until the earliest of (i) the second anniversary of the DE-SPAC Transaction Date, (ii) the date on which the Subscribers cease to hold any Globis Shares issued pursuant to this Deed, or (iii) on the first date on which the Subscribers are able to sell all of the Globis Shares issued to them pursuant to this Deed (or shares received in exchange therefor) under Rule 144 promulgated under the Securities Act of 1933, as amended, within 90 days without limitation as to the amount of such securities that may be sold. Each Subscriber agrees to fully, promptly, truthfully and accurately disclose its legal and ultimate beneficial ownership and all other pertinent details of the Subscriber relating to the Globis Shares it owns to Globis upon request to assist Globis in making the determination described above. Globis may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form S-3 (or F-3, as applicable) at such time after Globis becomes eligible to use such Form S-3 (or F-3, as applicable). Each Subscriber acknowledges and agrees that Globis may suspend the use of any such registration statement if it determines that in order for such registration statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Securities Exchange Act of 1934, as amended. Globis’s obligations to include the Globis Shares issued to each Subscriber pursuant to this Deed (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Subscriber furnishing in writing and fully, promptly, truthfully and accurately to Globis such information regarding the Subscriber, the securities of Globis held by the Subscriber and the intended method of disposition of such Globis Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by Globis to effect the registration of such Globis Shares, and shall execute such documents in connection with such registration as Globis may reasonably request that are customary of a selling stockholder in similar situations. The Issuer’s Shareholder shall procure that Globis shall deliver the Acknowledgement to each Subscriber as soon as practicable after the Issuer’s Shareholder enters into a definitive agreement with Globis regarding the DE-SPAC Transaction.

7	Interest

7.1	Interest shall accrue and be payable on each Bond in accordance with the Conditions.

7.2	If the Issuer fails to pay any amount payable by it on a Bond when so payable in accordance with the Conditions, it shall be liable to pay interest on the overdue amount from the due date up to the date of actual payment (before and after judgment) at the interest rate specified in paragraph 1.4 of the Conditions calculated by reference to a 360 day year and added to principal daily.

8	Certificates

8.1	Each Bondholder shall be entitled to receive without charge a Certificate for the Bonds registered in its name.

8.2	Where Bonds are held jointly, the Issuer shall issue a single Certificate in respect of them. Delivery of a Certificate to the person who is first named in the Register as Bondholder shall be sufficient delivery to all joint holders of such Bonds.

8.3	In the case of redemption of only some of the Bonds represented by a Certificate, the Certificate shall be:

(a)	endorsed with a memorandum of the nominal amount of the Bonds so redeemed and the date of the redemption; or

(b)	cancelled and replaced by a new Certificate for the balance of the principal amount of the Bonds.

8.4	In the case of transfer of only some of the Bonds represented by a Certificate, then (subject to the transfer restrictions contained in this Deed) that Certificate shall be:

(a)	endorsed with a memorandum of the nominal amount of the Bonds so transferred and the date of the transfer; or

(b)	cancelled and replaced by new Certificates for the principal amount of the Bonds in the names of the relevant Bondholders.

9	The Register

9.1	The Issuer shall maintain a Register of the Bonds issued by it.

9.2	There shall be entered in the Register:

(a)	the name and address of each Bondholder;

(b)	the principal amount of Bonds held by each Bondholder;

(c)	the date of issue of each of the relevant Bonds and the date on which the name of each Bondholder is entered in the Register;

(d)	the serial number of each Certificate and the date of its issue; and

(e)	the date(s) and amount(s) of all transfers of any of the Bonds.

9.3	The Issuer shall promptly amend the Register maintained by it to record any change to the name or address of a Bondholder that is notified in writing to it by that Bondholder.

9.4	The Bondholders or any of them, or any person authorised by a Bondholder, shall be at liberty at all reasonable times upon at least 48 hours’ prior written notice to the Issuer to inspect the applicable Register during office hours, to take copies of or extracts from it or to request a copy to be provided by email.

9.5	Every Bondholder shall be recognised by the Issuer as entitled to his Bonds free from any equity, set-off or cross-claim against the original or an intermediate holder of such Bonds.

10	Covenant to Pay

10.1	The Issuer shall pay to or to the order of each Bondholder in same day funds when due in accordance with the Bond Documents:

(a)	the principal amount of each Bond held by that Bondholder together with any other amount payable under the Bond Documents; and

(b)	if so payable in accordance with the Bond Documents, interest on the aggregate principal amount of each Bond together with any other amount payable in accordance with the Bond Documents.

11	Status of the Bonds

11.1	Each Bond shall constitute a direct, unconditional obligation of the Issuer.

11.2	No application has been made to any investment exchange for permission to deal in, or for an official or other listing or quotation, in respect of the Bonds.

11.3	The obligations of the Issuer under the Bonds shall rank at least pari passu with all other present and future unsecured obligations of the Issuer, subject to applicable law.
12	Representations and Warranties

12.1	The Issuer hereby represents and warrants to each Subscriber in the terms set out in Schedule 4 (the Representations).

12.2	The Representations shall be deemed to be repeated by the Issuer at each Bond Closing by reference to the facts and circumstances then existing.

13	Undertakings

13.1	The Issuer hereby undertakes to each Subscriber in the terms set out in Schedule 5.

14	Events of Default

14.1	Each of the events or circumstances set out in Schedule 6 is an Event of Default.

14.2	On and at any time after the occurrence of any Event of Default, for so long as the Event of Default has not been rectified within 15 Business Days, the Majority Bondholders, or such person as they may authorise for this purpose, may by notice to the Issuer declare that all or part of the Bonds, together with accrued interest and all other amounts accrued or outstanding under the Bond Documents shall be immediately due and payable, whereupon they shall be immediately due and payable.

15	Indemnities

15.1	USD is the sole currency of payment and account in respect of the Bonds.

15.2	If any sum due from the Issuer under the Bond Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(a)	making or filing a claim or proof against the Issuer;

(b)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Issuer shall as an independent obligation, within 3 Business Days of demand, indemnify each Bondholder to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (i) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (ii) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

15.3	The Issuer shall within 10 Business Days of demand, indemnify each Bondholder against any cost, loss or liability incurred by any Bondholder as a result of:

(a)	the occurrence of any Event of Default in respect of which it is the Issuer of a defaulted Bond;

(b)	its failure to pay any amount due under a Bond Document on the date on which it is payable in accordance with this Deed and the Conditions.

16	Costs and Expenses

16.1	Each party shall bear its own costs and expenses (including legal fees) incurred by it in connection with the negotiation and execution of the Bond Documents.

16.2	The Issuer shall pay all reasonable costs and expenses (including reasonable legal fees) incurred by a Subscriber in connection with the enforcement of the Bond Documents following an Event of Default.

17	Assignment and Transfer

17.1	Subject to clause 17.2, no Subscriber shall assign or transfer its rights or obligations under this Deed except with the consent of the Issuer.

17.2	Notwithstanding clause 17.1, the Bonds shall be transferable by a transfer made with the prior consent of the Issuer (such consent not to be unreasonably withheld) and, subject thereto, in accordance with the Conditions and the transferee pursuant to any transfer so made shall benefit from the rights conferred upon the Subscribers under this Deed with effect from the effective date of the transfer.

17.3	The Issuer shall not assign or transfer its rights or obligations under this Deed save as expressly provided for in clause 6.3 or otherwise except with the consent of the Majority Bondholders.

18	Payments

18.1	Payments of principal and interest in respect of the Bonds shall be paid in accordance with this Deed and the Conditions when so required without any deduction or withholding (whether in respect of any set-off, counterclaim or otherwise whatsoever) unless the deduction or withholding is required by law.

18.2	If a Tax Deduction is required by law to be made by the Issuer, the amount of the payment due from the Issuer shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

19	Miscellaneous

19.1	Calculations and Certificates

(a)	In any litigation or arbitration proceedings arising out of or in connection with a Bond Document, the entries made in the accounts maintained by a Bondholder are prima facie evidence of the matters to which they relate.

(b)	Any certification or determination by a Bondholder of a rate or amount under any Bond Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

(c)	Any interest accruing under a Bond Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days.

19.2	Partial Invalidity

If, at any time, any provision of a Bond Document is or becomes illegal, invalid or unenforceable in any respect under its governing law, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

19.3	Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of any Bondholder, any right or remedy under a Bond Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Bond Documents. No election to affirm any Bond Document on the part of any Bondholder shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Bond Document are cumulative and not exclusive of any rights or remedies provided by law.

19.4	Amendments and Waivers

Any term of this Deed may be amended or waived by written agreement between the parties hereto subject to the prior written consent of the Majority Bondholders and any such amendment or waiver will be binding on the parties hereto and on the Bondholders.

20	Communications

20.1	Any notice, certification, consent or other communication under or in connection with this Deed (each a Notice) shall be in writing and delivered by hand, email, recorded or special delivery or courier.

20.2	Notices shall be sent to according to the contact details set out in clause 20.3, or such other contact address or contact person as any party may notify the others for the purposes of Notices given to it from time to time in accordance with this clause 20.

20.3	For the purposes of clause 20.2 the following contact details are specified:

Party	Attention	Address	Email

Issuer	Shlomo Wahnon with a copy to: Hassans International Law Firm Limited Madison Building MidTown, Gibraltar GX11 1AA Attention: Isaac Levy Email: Isaac.levy@hassans.gi	Madison Building MidTown, Gibraltar GX11 1AA	swahnon@forafric.com
Issuer’s Shareholder	Shlomo Wahnon with a copy to: Hassans International Law Firm Limited Madison Building MidTown, Gibraltar GX11 1AA Attention: Isaac Levy Email: Isaac.levy@hassans.gi	Madison Building MidTown, Gibraltar GX11 1AA	swahnon@forafric.com

20.4	Any such communication will take effect, in the case of delivery, at the time of delivery or, in the case of fax or email, at the time of despatch.

21	Confidentiality

21.1	Subject to clause 21.2, each Subscriber undertakes to the Issuer not to:

(a)	disclose to any person (i) the existence of or terms of the Bond Documents, or (ii) any documents, financial statement or information disclosed by the Issuer pursuant to the Bond Documents in the course of any due diligence investigations or enquiries made in connection with the negotiation of the Bond Documents (the Bond Documents and such documents, financial statement or information as aforesaid Confidential Information); or

(b)	make use of Confidential Information other than to the extent necessary for the purpose of exercising or performing its rights and obligations under the Bond Documents.

21.2	A Subscriber may disclose any information that it would otherwise be required to keep confidential under this clause 21:

(a)	if or to the extent that the information is in the public domain other than as a result of unauthorised disclosure or publication;

(b)	to such of its professional advisers, consultants, employees or officers as are reasonably necessary to advise on the Bond Documents, or to its auditors or bankers, in each case under conditions of confidentiality;

(c)	to the extent that the disclosure is required:

i.	by applicable law; or

ii.	by a regulatory body, tax authority or securities exchange with competent jurisdiction so to require (each an Authority)

but in the case of this paragraph (b) each party shall use reasonable endeavours, if or to the extent permitted by applicable law or by the relevant Authority, to consult the Issuer and to take into account any reasonable requests that the Issuer may make in relation to the disclosure before making it.

The parties recognise that Globis, as a listed company, will be required to make public disclosures and filings and nothing in this Deed shall restrict or limit the ability of Globis to make such public disclosures and filings, including but not limited to the disclosure of Confidential Information.

22	Governing Law and Jurisdiction

22.1	This Deed, and any non-contractual obligations arising out of or in connection with it, shall be governed by, and construed in accordance with, English law.

22.2	The English courts shall have exclusive jurisdiction to settle any dispute arising out of or in connection with the Bond Documents, including a dispute relating to the existence, validity or termination of any Bond Document or any non-contractual obligation arising out of or in connection with any Bond Document (a Dispute).

22.3	The parties agree that the English courts are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

23	Third Party Rights

A person, other than a Bondholder, who is not a party to this Deed or a transferee of a Bondholder in accordance with the Conditions has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed.

24	Counterparts

This Deed may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Deed may enter into the same by executing and delivering a counterpart.

IN WITNESS whereof this Deed has been executed as a deed on the date first above written.

Signed as a Deed for and on behalf of FORAFRIC AGRO HOLDINGS LIMITED acting by a director in the presence of:
Director

Witness signature	/s/ DAVID SHALLEM
Name
(in block capitals)	DAVID SHALLEM
Address	Unit 5.3 Madison Building, Midtown

Occupation	Office Administrator

Signed as a Deed for and on behalf of LIGHTHOUSE CAPITAL LIMITED acting by a director in the presence of:
Director

Witness signature	/s/ DAVID SHALLEM
Name
(in block capitals)	DAVID SHALLEM
Address	Unit 5.3 Madison Building, Midtown

Occupation	Office Administrator

Schedule 1

Interpretation

1.	Definitions

In this Deed, the following terms shall have the meanings given to them below:

Acknowledgement means the acknowledgement by Globis in the form set out in Schedule 3 delivered pursuant to this Deed.

Adjustment Event means any or all of the following, at any time, or by reference to any record date, while the Bonds remain outstanding prior to the DE-SPAC Longstop Date:

(a)	any allotment or issue of shares by Globis by way of capitalisation of profits or reserves;

(b)	any cancellation, purchase or redemption of shares, or any reduction or repayment of shares, by Globis;

(c)	any sub-division or consolidation of shares by Globis; and

(d)	any issue of securities or other instruments convertible into shares in, or shares of, Globis or any grant of options, warrants or other rights to subscribe for, or call for the allotment or issue of, shares in the capital of Globis but excluding:

i.	any issue(s) of shares pursuant to the exercise of any options granted to directors, employees or consultants of the Issuer or any of its Affiliates;

ii.	any issue(s) of shares by way of private investment in public equity (PIPE) in connection with the DE-SPAC Transaction;

iii.	any issue(s) of shares in connection with the DE-SPAC Transaction to the Issuer’s Shareholder; and

iv.	any redemption of shares by Globis in accordance with its Certificate of Incorporation or articles of association or memorandum of association, as applicable.

Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

Approved Merger means a merger or reconstruction between the Issuer and Globis by whatever form effected and whether or not involving a third company.

Audited Financial Statements means the audited balance sheets of the Group as at 31 December 2019 and 31 December 2020 and the related statements of income, shareholder equity and cash flows for the 12 month periods ending on each of those dates, copies of which, prepared in accordance with GAAP, have been provided to the Subscribers.

Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, permit or registration.

Bond means a Bond issued or to be issued pursuant to this Deed.

Bond Closing means in respect of any subscription of Bonds the actions set out in clause 4.4 to implement that subscription.

Bond Closing Date has the meaning given to it in clause 4.1.

Bond Documents means this Deed, the Certificates, the Conditions and any Deed of Accession executed pursuant to this Deed.

Bondholder means a person appearing as the registered holder of a Bond in the Register.

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in Gibraltar.

Certificate means a bond certificate in the applicable form set out in Schedule 2 issued pursuant to this Deed.

Conditions means the bond terms and conditions endorsed on the Bonds.

Consent means the written consent of the Majority Bondholders.

Control in relation to a body corporate, the power of a person to secure that the affairs of the body corporate are conducted in accordance with the wishes of that person:

(a)	by means of the holding of shares, or the possession of voting power, in or in relation to that or any other body corporate; or

(b)	as a result of any powers conferred by the articles of association or any other document regulating that or any other body corporate.

Conversion Date means the DE-SPAC Transaction Date as notified by the Issuer to the Subscribers.

Conversion Price means the price at which the Bonds are to be exchanged for Globis Shares being USD $9.45 per Globis Share.

Deed of Accession has the meaning given to it in clause 4.4.

Deed of Novation has the meaning given to it in clause 6.

Default means an Event of Default or a Potential Event of Default.

DE-SPAC Longstop Date means the earlier of:

a)	the date on which the Issuer gives notice to the Bondholders that the DE-SPAC Transaction will not occur by the date referred to in b) below; or

b)	15 June 2022.

DE-SPAC Transaction means the acquisition of all the issued shares in the Issuer by Globis.

DE-SPAC Transaction Date means the date on which the DE-SPAC Transaction is closed.

Environment means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)	air (including, without limitation, air within natural or man-made structures, whether above or below ground)

(b)	water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers) and

(c)	land (including, without limitation, land under water)

Environmental Claim means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law

Environmental Law means any applicable law or regulation which relates to:

(a)	the pollution or protection of the Environment;

(b)	the conditions of the workplace; or

(c)	the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste.

Event of Default means each of the events or circumstances set out in Schedule 6 (Events of Default).

Final Redemption Date has the meaning given to it in clause 5.

Financial Statements means the Audited Financial Statements and the Unaudited Financial Statements.

Financial Year End means 31 December in each year.

GAAP means United States generally accepted accounting principles, applied on a consistent basis.

Globis means Globis Acquisition Corp., currently a Delaware corporation, which subject to the terms and conditions separately agreed between itself, the Issuer’s Shareholder and the Issuer, is to change its jurisdiction of incorporation and name by de-registering as a Delaware corporation and, following a transaction involving a merger with and into a wholly-owned subsidiary Nevada corporation, continuing and re-domiciling as a Gibraltar public limited company pursuant to the Gibraltar Companies Act 2014 and the Gibraltar Companies (Re-domiciliation) Regulations 1996.

Globis Shares means ordinary shares of USD $0.001 par value in the capital of Globis ranking pari passu with all other ordinary shares in its capital.

Group means the Issuer and each of its direct and indirect Subsidiaries and each of them from time to time.

Holding Company means, in relation to a person, any other person in respect of which it is a Subsidiary.

IFRS means the accounting standards issued by the IFRS Foundation and the International Accounting Standards Board.

Majority Bondholders means the registered holders of more than 50% of the total outstanding principal amounts of the outstanding Bonds; the taking of action by the Majority Bondholders must have been duly authorised in advance of the action by a Special Resolution in accordance with clause 8.18 of the Conditions or a signed resolution in accordance with 8.19 of the Conditions.

Material Adverse Effect means a material adverse effect on (a) the Issuer’s ability to perform its payment obligations or other material obligations under the Bond Documents, or (b) the rights or remedies of any Bondholder under any of the Bond Documents, or (c) the business or assets of the Group taken as a whole.

Material Asset means the assets and undertaking of the Material Subsidiary.

Material Asset Sale means the sale of all or a material part of the Material Asset.

Material Subsidiary means Forafric Maroc SA, a company incorporated under the laws of Morocco with company number 15239503.

Novated Obligations has the meaning given to it in clause 6.

Potential Event of Default means an event or circumstance which with the passing of time or the fulfilment of any other conditions provided for in this Deed would be an Event of Default.

Prospective Subscriber has the meaning given to it in clause 4.1.

Rule 144 means SEC Rule 144 - see https://www.sec.gov/reportspubs/investorpublications/investorpubsrule144htm.html.

Quarter means a calendar quarter ending on 31 March, 30 June, 30 September or 31 December.

Quarter Date means the last day of a Quarter.

Register means a register of Bondholders maintained by the Issuer pursuant to this Deed.

Representations has the meaning given to it in clause 12.1.

Special Resolution has the meaning given to it in the Conditions.

Subscribers has the meaning given to it in Recital (B) of this Deed and Subscriber shall be construed accordingly.

Subsidiary means in relation to any person an entity of which that person has direct or indirect control or owns directly or indirectly more than 50 per cent. of the voting capital or similar right of ownership and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise.

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Bond Document.

Unaudited Financial Statements means the unaudited balance sheets of the Group as at 30 September 2021 and the related statements of income, Issuer’s Shareholder equity and cash flows for the 9-month period ending on that date, copies of which have been provided to the Subscribers.

USD and $ mean lawful currency of the United States of America.

2.	Interpretation

(a)	Unless a contrary indication appears, any reference in this Deed to:

the singular includes the plural and vice versa;

assets include present and future properties, revenues and rights of every description;

disposal includes a sale, transfer, assignment, grant, lease, licence, declaration of trust or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

any agreement or instrument is a reference to that agreement or instrument as amended, novated, supplemented, extended or restated;

indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership or other entity (whether or not having separate legal personality);

a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

a provision of law is a reference to that provision as amended or re-enacted; and

a time of day is a reference to CET time.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)	the Schedules to this Deed are an integral part of this Deed.

Schedule 2

Form of Bond Certificate

BOND CERTIFICATE

Date of Issue: [●]

Certificate No: [●]

THE BONDS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE LAWS OF ANY JURISDICTION AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH APPLICABLE LEGISLATION

FORAFRIC AGRO HOLDINGS LIMITED (the ISSUER)

incorporated under the laws of GIBRALTAR

REGISTERED NUMBER: 114436

REGISTERED OFFICE: 57/63 Line Wall Road, Gibraltar

6% BondS DUE [●] 2026

1.	The bonds represented by this Certificate (the Bonds) are issued pursuant to a Bond Subscription Deed dated [●] 2021 (the Deed) made by the Issuer, and Lighthouse Capital Limited in favour of the Subscribers from time to time (as therein defined).

2.	The Bonds are subject to, and have the benefit of, the Deed and the terms and conditions of the Bonds (the Conditions) endorsed hereon.

3.	Terms defined in the Deed have the same meanings in this Certificate (including the Conditions) except where the context otherwise requires.

4.	The obligations of the Issuer under the Bonds rank pari passu with all other present and future unsecured obligations of the Issuer, subject to applicable law.

5.	The Issuer hereby certifies that [NAME(S)] of [ADDRESS(ES)] (the Bondholder(s)) [is/are], at the date hereof, entered in the Register of Bondholders as the holder(s) of Bonds in the principal amount of USD $[●].

6.	For value received, the Issuer promises to pay the Bondholder(s) as holder of the Bonds in respect of which this Certificate is issued (or, in the case of joint Bondholder(s), the person first named in paragraph 5) such amount as shall become due and payable from time to time under the Bonds and otherwise to comply with the Conditions.

7.	The Bondholder(s) (or, in the case of joint Bondholder(s), the person first named in paragraph 5) shall be treated as having one vote in respect of each USD $1 in principal amount of Bonds represented by this Certificate. The Bondholder(s) or any proxy appointed by it shall be treated as one person for the purposes of quorums for meetings.

8.	The statement set forth in the legend above are an integral part of the Bonds in respect of which this Certificate is issued and by acceptance thereof the Bondholder(s) agree to be subject to and bound by the terms and provisions set forth in such legend.

9.	This Certificate is evidence of entitlement only. Title to the Bonds passes only on due registration on the Register of Bondholders and only the duly registered holder (or, in the case of joint holders, the person first named in the said Register) is entitled to payments in respect of the Bond.

10.	The Bonds are repayable and shall bear interest in accordance with the Conditions.

11.	Any change of address of the Bondholder(s) must be notified in writing signed by the Bondholder(s) to the Issuer at its Registered Office.

12.	The Bonds, and any non-contractual obligations arising out of or in connection with it, shall be governed by, and shall be construed in accordance with, English law.

13.	Copies of the Deed are available for inspection at the registered office of the Issuer.

14.	This Certificate has been executed as a deed and is delivered and takes effect on the date of issue stated at the beginning of it.

Executed as a deed by FORAFRIC AGRO HOLDINGS LIMITED

acting by [NAME OF FIRST DIRECTOR],

a director and [NAME OF SECOND DIRECTOR OR SECRETARY],

[a director OR its secretary]

.................................

[SIGNATURE OF FIRST DIRECTOR]

Director

.................................

[SIGNATURE OF SECOND DIRECTOR OR SECRETARY]

[Director or Secretary]

OR

Executed as a deed by [NAME OF COMPANY]

acting by [NAME OF DIRECTOR] a director,

.................................

[SIGNATURE OF DIRECTOR]

Director

in the presence of:

Witness Signature:................................

Name:.................................................

Address:..............................................

Occupation

Dated: [INSERT DATE]

Certificate of Authentication

Certified by or on behalf of FORAFRIC AGRO HOLDINGS LIMITED that the person(s) named in paragraph 4 above is/are at the date hereof entered in the Register of Bondholders as holder(s) of the Bonds.

By:

Authorised Signatory

Dated: ___________

TERMS AND CONDITIONS

1.	Interest

1.1	Interest shall accrue on the Bonds at a rate of 6% per annum (the Interest Rate) on the outstanding principal amount of the Bonds.

1.2	Interest shall accrue on the daily outstanding principal amount of the Bonds at the Interest Rate and shall be calculated on the basis of a 360-day year and the actual number of days elapsed.

1.3	Interest shall be payable, subject to clause 6 of the Deed (Mandatory Exchange of the Bonds on Conversion Date), on each 12 month anniversary of the date of issue of the Bonds and on the Final Redemption Date.

1.4	If the Issuer fails to pay any principal or interest when due, interest shall continue to accrue on the unpaid amount (before and after judgment) at the rate per annum which is equal to the sum of the Interest Rate and a margin of 5 percentage points.

2.	Time of payment

2.1	Whenever any payment of principal (or otherwise) becomes due on a day which is not a Business Day, payment shall be made on the next following Business Day.

3.	Redemption

3.1	The Bonds then in issue shall be redeemed at par together with accrued and unpaid interest on the Bonds at the Interest Rate upon the earlier of (a) the Final Redemption Date, and (b) the date on which a notice is given pursuant to clause 14.2 of the Deed.

3.2	In order for the Bond to be redeemed the Bondholder shall return the relevant Certificate for cancellation and shall notify the issuer of the bank account to which payment shall be made.

3.3	The Issuer shall cancel any Bonds repaid, redeemed or purchased.

4.	Conversion

4.1	Clause 6 of the Deed (Mandatory Exchange of the Bonds on Conversion Date) shall apply on the Conversion Date.

4.2	Subject to 6 of the Deed (Mandatory Exchange of the Bonds on the Conversion Date) and clause 4.1, the Issuer shall procure that Globis Shares are issued and allotted to the Bondholder(s) on the Conversion Date in accordance with Clause 6 of the Deed and the related share certificates shall be despatched to the persons entitled to them at their own risk by registered mail.

4.3	The entitlement of the Bondholder(s) to fractions of Globis Shares shall be rounded to the nearest whole number of Globis Shares.

5.	Transfer

5.1	The Issuer shall recognise the registered holder(s) of the Bonds as the absolute owner of them and shall not, except as provided by statute or as ordered by a court of competent jurisdiction, be bound to take notice of any trust, express, implied or constructive, to which any Bond may be subject.

5.2	The Bonds are transferable, with the prior consent of the Issuer (not to be unreasonably withheld), minimum amounts of US$ 100,000 and, above that amount, in integral multiples of USD $25,000 by instrument in writing in the usual common form and such instrument need not be under seal.

5.3	Each instrument of transfer shall be signed by the transferor, and the transferor shall be deemed to remain the owner of the Bonds to be transferred until the name of the transferee is entered in the register in respect of such Bonds.

5.4	Each instrument of transfer shall be sent to, or left for registration at, the registered office of the Issuer for the time being, and shall be accompanied by the Certificate(s) for the Bonds to be transferred and any other evidence that the Issuer may require to prove the title of the transferor or his right to transfer the Bonds (and, if such instrument is executed by some other person on his behalf, the authority of that person to do so). All instruments of transfer that are registered may be retained by the Issuer.

5.5	Payment of the principal amount and all accrued interest on the Bonds shall be made by bank transfer to an account nominated for that purpose to the Issuer in writing by the registered holder or, in the case of joint registered holders, to the one who is first-named on the register.

6.	Meetings of Bondholders

6.1	The provisions of this Clause 6 shall have effect only if and for so long as there is more than one Bondholder.

6.2	The Issuer may at any time convene a meeting of the holders of Bonds issued by it (in this clause 6 only the Bondholders). In addition, the Issuer shall at the written request of the holders of not less than one-tenth in nominal amount of the outstanding Bonds convene a meeting of the Bondholders. Any meeting shall be held at such place as the Issuer may designate.

6.3	At least 14 days’ notice (exclusive of the day on which the notice is served or deemed to be served and of the day for which notice is given) of every meeting shall be given to the Bondholders. The notice shall specify the place, day and time of the meeting and the general nature of the business to be transacted, but it shall not be necessary (except in the case of a Special Resolution) to specify in the notice the terms of any resolution to be proposed. A meeting of the Bondholders shall, despite being called at shorter notice than specified above, be deemed to have been duly called if it is agreed in writing by all of the Bondholders.

6.4	At any meeting the quorum shall be Bondholders holding, or representing by proxy, at least 25% in nominal amount of the outstanding Bonds. No business (other than choosing a Chairman) shall be transacted at any meeting unless the requisite quorum is present.

6.5	If a quorum is not present, within half an hour from the time appointed for the meeting, the meeting shall be dissolved if it was convened on the requisition of Bondholders. In any other case, it shall stand adjourned to such day and time (at least 14 days later, but not more than 28 days later) and to such place as may be appointed by the Chairman. At such adjourned meeting, two Bondholders present in person (or by proxy) and entitled to vote shall constitute a quorum (whatever the nominal amount of the Bonds held by them). At least 14 days’ notice of any adjourned meeting of Bondholders shall be given (in the same manner mutatis mutandis as for an original meeting). That notice shall state that any 2 Bondholders present in person (or by proxy) at the adjourned meeting (whatever the nominal amount of Bonds held by them) shall form a quorum.

6.6	A person (who may but need not be a Bondholder) nominated by the Issuer shall be entitled to take the chair at every such meeting but, if no such person is nominated or if the person so nominated is not present at the meeting within 30 minutes after the time appointed for holding the meeting, the Bondholders present in person or by proxy shall choose one of their number to be Chairman. Any director or officer of the Issuer, and the Issuer’s solicitors and any other person authorised in that behalf by the Issuer may attend at any such meeting.

6.7	Each question submitted to a meeting of Bondholders shall, unless a poll is demanded, be decided by a show of hands.

6.8	At any meeting of Bondholders unless a poll is demanded by the Chairman or by one or more Bondholders present in person or by proxy and holding or representing in the aggregate more than 50% in nominal amount of the outstanding Bonds (before or on the declaration of the result of the show of hands), a declaration by the Chairman that a resolution has been carried by the requisite majority, lost or not carried by the requisite majority shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

6.9	If a poll is duly demanded, it shall be taken in such manner and (subject as set out below) either at once or after an adjournment as the Chairman directs. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll shall not prevent the meeting from continuing for the transaction of any business other than the question on which the poll has been demanded. The demand for a poll may be withdrawn.

6.10	If there is an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting shall not be entitled to a casting vote in addition to the vote(s) (if any) to which he may be entitled as a Bondholder or as a proxy.

6.11	The Chairman may, with the consent of (and shall if so directed by) any meeting at which a quorum is present, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business that might lawfully have been transacted at the meeting from which the adjournment took place.

6.12	Any poll demanded at any meeting on the election of a Chairman, or on any question of adjournment, shall be taken at the meeting without adjournment.

6.13	On a show of hands, each Bondholder who is an individual and is present in person or (being a corporation) is present by its duly authorised representative or by one of its officers as its proxy, shall have one vote. On a poll, each Bondholder present in person or by proxy, shall have one vote for every USD $1 nominal of Bonds held by him and a person entitled to more than one vote need not (if he votes) use all his votes or cast all the votes he uses in the same way.

6.14	In the case of joint registered Bondholders any one of them shall be entitled to vote in respect of such Bonds either in person or by proxy and, in the latter case, as if the joint holder were solely entitled to such Bonds. If more than one joint holder is present at any meeting either personally or by proxy that one joint holder so present whose name as between himself and the other or others present stands first in the register as one of the joint holders shall alone be entitled to vote in person or by proxy.

6.15	Each instrument appointing a proxy must be in writing and duly executed by the appointor or his duly authorised attorney or, in the case of a corporation under its common seal or duly executed by a duly authorised attorney or officer. The Chairman may (but shall not be bound to) require evidence of the authority of any attorney or officer. A proxy need not be a Bondholder.

6.16	An instrument of proxy shall be in the usual or common form or in any other form that the directors may accept. The proxy shall be deemed to include the right to demand or join in demanding a poll. A proxy shall, unless stated otherwise, be valid as well for any adjournment of the meeting as for the meeting to which it relates and need not be witnessed.

6.17	The instrument appointing a proxy, and the power of attorney or other authority (if any) under which it is signed or a notarially certified copy of such power of attorney or authority, shall be deposited at the place specified in (or in any document accompanying) the notice convening the meeting. If no such place is specified, the proxy shall be deposited at the registered office of the Issuer not less than 48 hours before the time appointed for holding the meeting or adjourned meeting or for taking of the poll at which the person named in that instrument proposes to vote. In default, the instrument of proxy shall not be treated as valid. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the revocation of the proxy or of the authority under which the proxy is given, unless notification in writing of the revocation has been received at the registered office of the Issuer or at such other place (if any) specified for the deposit of instruments of proxy in the notice convening the meeting (or any document accompanying it) 48 hours before the commencement of the meeting or adjourned meeting or the taking of the poll at which the vote is given.

6.18	A decision required by the Deed to be made by the Majority Bondholders may only be made in accordance with this clause 6.18 or clause 6.19. Special Resolution passed at a meeting of the Bondholders shall be binding on all the Bondholders whether or not they are present at the meeting. Each of the Bondholders shall be bound to give effect to it accordingly. The term Special Resolution, when used in the Conditions, means a resolution passed at a meeting of the Bondholders duly convened and held in accordance with the Conditions, which is required is carried by the Majority Bondholders upon a poll.

6.19	A resolution in writing signed by or on behalf of the Majority Bondholders shall, for all purposes, be as valid and effectual as a Special Resolution passed at a meeting duly convened and held in accordance with the Conditions. Such resolution in writing may be contained in one document or in several documents in similar form, each signed by one or more Bondholders.

6.20	Minutes of all resolutions and proceedings at every meeting shall be made and duly entered in books to be from time to time provided for that purpose by the Issuer. Any minutes, if purporting to be signed by the Chairman of the meeting or by the Chairman of the next succeeding meeting of the Bondholders, shall be conclusive evidence of the matters stated in them. Until the contrary is proved, every meeting for which minutes have been made and signed shall be deemed to have been duly held and convened, and all resolutions passed at the meeting to have been duly passed.

7.	MISCELLANEOUS PROVISIONS

7.1	If more than one person is entered in the register as joint holders of any Bonds the receipt of any one of such holders for any moneys payable on or in respect of the Bonds shall be as effective a discharge to the Issuer or other person making the payment as if the person signing such receipt were the sole registered holder of such Bonds.

7.2	If any Certificate is worn out or defaced then, on production of it to the directors of the Issuer, they may cancel it and may issue a fresh Certificate in lieu. If any Certificate is lost or destroyed it may be replaced on such terms (if any) as to evidence and indemnity as the Issuer may reasonably require. An entry recording the issue of the new Certificate and indemnity (if any) shall be made in the Register of Bondholders. No fee shall be charged for the registration of any transfer or for the registration of any probate, letters of administration, certificate of marriage or death, power of attorney or other documents relating to or effecting title to any Bonds.

7.3	Any notice, consent or other document required to be given under this Instrument shall be in writing and may be given to or served on any Bondholder by sending it by first-class post in a prepaid envelope addressed to such Bondholder at his registered address. In the case of joint Bondholders, a notice given to, or document served on, the Bondholder whose name stands first in the register in respect of such Bonds shall be sufficient notice to, or service on, all the joint holders. Any such notice sent or document served by first-class post shall be deemed to have been given or served 48 hours or 96 hours in the case of a notice or document sent to an address for a Bondholder not in the United Kingdom after the time when it is posted and in proving such notice or service, it shall be sufficient to prove that the envelope containing the notice or document was properly addressed, stamped and posted.

7.4	Any notice or other document delivered or sent by post to, or left at, the registered address of any Bondholder in pursuance of these provisions shall, notwithstanding that such Bondholder is then dead or bankrupt or in liquidation, and whether or not the Issuer has notice of his death or bankruptcy or liquidation, be deemed to have been duly served or delivered in respect of any Bonds registered in the name of such Bondholder as sole or first-named joint holder unless his name shall at the time of the service of the notice or document have been removed from the register as the holder of the Bonds, and such service shall for all purposes be deemed sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the Bonds.

Schedule 3

Form of Acknowledgement

Schedule 4

Representations and Warranties

1.	Status

(a)	It is a limited liability corporation, duly incorporated and validly existing under the laws of Gibraltar.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

2.	Binding obligations

(a)	The obligations expressed to be assumed by it in each Bond Document to which it is a party are legal, valid, binding and enforceable obligations.

3.	Non-conflict with other obligations

(a)	The entry into and performance by it of the Bond Documents to which it is a party do not and will not conflict with:

(i)	any law or regulation applicable to it;

(ii)	its constitutional documents; or

(iii)	any material agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such material agreement or instrument.

4.	Power and authority

(a)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Bond Documents to which it is a party and the transactions contemplated thereby.

(b)	No limit on its powers will be exceeded as a result of entry into, performance and delivery of, the Bond Documents.

5.	Validity and admissibility in evidence

(a)	All Authorisations required or desirable:

(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Bond Documents to which it is a party; and

(ii)	to make the Bond Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

(b)	All Authorisations necessary for the conduct of its business, trade and ordinary activities have been obtained or effected and are in full force and effect.

6.	Governing law and enforcement

(a)	The choice of the governing law of the Bond Documents to which it is a party will be recognised and enforced in its jurisdiction of incorporation.

(b)	Any judgment obtained in relation to a Bond Document to which it is a party in the jurisdiction of the governing law of that Bond Document will be recognised and enforced in its jurisdiction of incorporation.

7.	Deduction of Tax

(a)	It is not required to make any Tax Deduction from any payment it may make under any Bond Document.

8.	No filing or stamp taxes

(a)	It is not necessary that the Bond Documents to which it is party be registered, filed, recorded, notarised or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the said Bond Documents or the transactions contemplated by those Bond Documents.

(b)	Any disclosure required to be made by it to any relevant taxing authority in relation to stamp duty land tax payable on any transactions contemplated by or being financed by the Bond Documents has been or will be made in a timely manner.

9.	No Default

(a)	No Default has occurred and is continuing.

(b)	No Default will result from the issue of the Bonds.

(c)	No Default will arise from the novation of the Novated Obligations.

10.	Information

(a)	All information (other than financial projections) supplied by the Issuer or on its behalf to any Bondholder in connection with the Bond Documents was true and accurate in all material respects and not misleading as at the date at which it was stated to be given.

(b)	Any financial projections supplied by the Issuer or on its behalf to any Bondholder in connection with the Bond Documents have been prepared as at their date on the basis of assumptions considered by it to be prudent.

11.	Financial statements

(a)	The Financial Statements were prepared in accordance with GAAP.

(b)	Each of the Financial Statements gave a true and fair view of the financial condition of the Issuer and the consolidated financial position of the Group as at the relevant balance sheet date and the results of operations during the relevant accounting period.

(c)	Since the date of the most recent Financial Statements there has been no material adverse change in the business, assets or financial condition of the Group taken as a whole.

12.	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which, if adversely determined, will have a Material Adverse Effect have so far as it is aware been started or threatened against any member of the Group.

13.	Environmental Matters

No Environmental Claim has so far as it is aware been commenced or is threatened against any member of the Group, where that claim has or is reasonably likely to have a Material Adverse Effect.

Schedule 5

Undertakings

The undertakings in this Schedule 5 remain in force from the date of this Deed for so long as any amount is outstanding under the Bond Documents. The undertakings in this Schedule 5 shall cease to be effective on the DE-SPAC Transaction Date.

A.	Information undertakings

1.	Financial Statements

(a)	The Issuer shall, no later than 30 Business Days following each Quarter Date, provide to the Bondholders unaudited financial statements for each member of the Group and a consolidated financial statement for the Group covering the Quarter ending on that Quarter Date

(b)	The Issuer shall, no later than 60 Business Days following its Financial Year End, provide to the Bondholders audited financial statements for each member of the Group and a consolidated financial statement for the Group covering the financial year ending on that date each prepared in accordance with GAAP or, if the DE-SPAC Transaction shall not have occurred on or before the DE-SPAC Longstop Date, prepared in accordance with IFRS.

2.	Information

The Issuer shall supply to the Bondholders:

(a)	at the same time as they are dispatched, copies of all documents dispatched by the Issuer or the Material Subsidiary to the Issuer’s shareholders generally (or any class of them) or its creditors generally (or any class of them) at the same time as they are dispatched;

(b)	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings or investigations which are current, threatened or pending against the Issuer or the Material Subsidiary and which, if adversely determined, are likely to have a Material Adverse Effect; and

(c)	promptly, such further information regarding the financial condition, business and operations of the Issuer and/or Material Subsidiary as the Bondholders may reasonably request.

3.	Notification of default

(a)	The Issuer shall notify the Bondholders of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)	Promptly upon a request by a Bondholder, the Issuer shall supply to the Bondholders a certificate signed by a director on its behalf certifying that no Default is continuing in relation to it (or if a Default is continuing in relation to it, specifying the Default and the steps, if any, being taken by it to remedy it).

B.	General undertakings

1.	Authorisations

The Issuer shall, and shall ensure that the Material Subsidiary shall, promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Bondholders of

all Authorisations required to:

(i)	enable the Issuer to perform its obligations under the Bond Documents and to ensure the legality, validity, enforceability or admissibility in evidence of any Bond Document to which it is a party; or

(ii)	own their assets and carry on their business as it is being conducted.

2.	Compliance with laws

The Issuer shall, and shall ensure that Material Subsidiary shall, comply in all respects with all laws to which it may be subject, if failure so to comply has or will have a Material Adverse Effect.

3.	Change of business

The Issuer shall not carry on any business other than a holding company and activities in connection with the DE-SPAC Transaction.

4.	No amendment to constitutional documents

The Issuer shall not, and shall procure that Material Subsidiary shall not, make any amendment to its articles of association or memorandum of association (or equivalent) other than to give effect to the provisions of this Deed or as otherwise may be permitted by the Bond Documents.

5.	Disposals

(a)	The Issuer shall not dispose of any of its interests in the Material Subsidiary;

(b)	The Issuer shall procure that no disposal is made by the Material Subsidiary of any of its assets if such disposal will have a Material Adverse Effect.

6.	Taxes

(a)	The Issuer shall, and shall procure that the Material Subsidiary shall, pay all Taxes due and payable by it prior to the accrual of any fine or penalty for late payment, except if and to the extent that:

(i)	payment of those Taxes is being contested in good faith; and

(ii)	adequate reserves are being maintained for those Taxes, the costs required to contest them and any interest or penalties that may accrue.

(b)	The Issuer shall ensure that its residence for Tax purposes is in Gibraltar.

Schedule 6

Events of Default

1.	Non-payment

The Issuer does not pay on the due date any amount payable pursuant to a Bond Document at the place and in the currency in which it is expressed to be payable on or within 15 Business Days after its due date.

2.	Other obligations

(a)	Subject to paragraph (b) below, the Issuer does not comply with any provision of the Bond Documents (other than those referred to in paragraph 1 of this Schedule 6).

(b)	No Event of Default under paragraph 2(a) will occur if the failure to comply is capable of remedy and is remedied within 15 Business Days of the date on which the Issuer becomes aware of it.

3.	Misrepresentation

Any representation or statement made or deemed to be made by the Issuer in the Bond Documents is or proves to have been incorrect when made or deemed to be made.

4.	Cross default

(a)	any indebtedness of the Issuer or the Material Subsidiary over US Dollars $700,000 (or equivalent) is not paid when due; or

(b)	any indebtedness of the Issuer or the Material Subsidiary is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default or acceleration event (however described).

5.	Insolvency

(a)	The Issuer or the Material Subsidiary:

(i)	is unable or admits inability to pay its debts as they fall due;

(ii)	is deemed to, or is declared to, be unable to pay its debts under applicable law;

(iii)	suspends or threatens to suspend making payments on any of its debts; or

(iv)	by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Bondholder in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)	A moratorium is declared in respect of any indebtedness of the Issuer or the Material Subsidiary. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

6.	Insolvency proceedings

Except in connection with an Approved Merger, any corporate action or legal proceedings are taken with respect to the Issuer or the Material Subsidiary or any of their assets in relation to:

(a)	suspension of payments, moratorium of indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise);

(b)	composition, compromise, assignment or arrangement with any creditor;

(c)	appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or similar officer; or

(d)	enforcement of any security interest over any of its assets.

unless in each case discharged, stayed or dismissed within 20 Business Days after commencement.

7.	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of the Issuer or the Material Subsidiary and is not discharged within 20 Business Days.

8.	Cessation of business

Except in connection with an Approved Merger, the Issuer or the Material Subsidiary suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or part of its business and such cessation or suspension will have a Material Adverse Effect.

9.	Material Sale

The Issuer sells or otherwise disposes of the Material Subsidiary or the Material Subsidiary sells all or any material part of its assets and, in each such case, the sale has or will have a Material Adverse Effect.

10.	Unlawfulness and invalidity

(a)	It is or becomes unlawful for the Issuer to perform any of its obligations under the Bond Documents to which it is a party.

(b)	Any obligation or obligations of the Issuer under any Bond Documents to which it is a party are not or cease to be legal, valid, binding or enforceable (subject to any general principles of law limiting its obligations upon insolvency).

(c)	Any Bond Document to which the Issuer is a party ceases to be in full force and effect or any security given by the Issuer in favour of the Bondholders ceases to be legal, valid, binding, enforceable or effective (subject to any general principles of law limiting its obligations upon insolvency).

11.	Repudiation and rescission of agreements

The Issuer or the Issuer’s Shareholder rescinds or purports to rescind or repudiates or purports to repudiate a Bond Document to which it is a party.

Schedule 7

Form of Deed of Accession

This Deed is made on                                        2021

By (1) FORAFRIC AGRO HOLDINGS LIMITED, a private company limited by shares incorporated under the laws of Gibraltar with registered number 114436 and registered office at 57/63 Line Wall Road, Gibraltar (the Issuer), (2) LIGHTHOUSE CAPITAL LIMITED, a private company limited by shares incorporated under the laws of Gibraltar with registered number 114433 and registered office at 57/63 Line Wall Road, Gibraltar (the Issuer’s Shareholder), and (3) [●], a [●] registered in [●] with registered address at [●] (the Prospective Subscriber) in favour of (4) the Subscribers from time to time as defined in the BOND SUBSCRIPTION Deed.

Whereas

(A)	The Issuer and the Issuer’s Shareholder executed a Bond Subscription Deed dated [●] 2021 (the Bond Subscription Deed) constituting up to $40,000,000 of Bonds.

(B)	[Recite any previous accession by a Bondholder if applicable].

(C)	It is proposed that the Prospective Subscriber will subscribe to Bonds in the principal amount of USD $[●] and will accede to the Bond Subscription Deed by way of this Deed.

(D)	The Issuer, the Issuer’s Shareholder and the Prospective Subscriber are executing this Deed in order to give effect to the accession by the Prospective Subscriber to the Bond Subscription Deed upon and subject to the terms and conditions set out in this Deed.

Now this Deed Witnesses as follows:

1 INTERPRETATION

1.1	Unless the context otherwise requires, words and expressions used in this Deed shall have the meanings given to them in, and shall be interpreted in accordance with, the Bond Subscription Deed.

2 ACCESSION TO THE BOND SUBSCRIPTION DEED

2.1	The Prospective Subscriber confirms that it has been supplied with a copy of the Bond Subscription Deed [add reference to prior Deeds of Accession if applicable].

2.2	The Issuer represents that no notice has been given by it to any Subscriber, or by a Subscriber to the Issuer, that an Event of Default or Potential Event of Default has occurred and is continuing or would result from the issue of Bonds by the Prospective Subscriber.

2.3	The Issuer, the Issuer’s Shareholder and the Prospective Subscriber undertake with each other and for the benefit of the Subscribers from time to time to be bound by, observe and perform the Bond Subscription Deed.

3 AUTHORIZATION

The Prospective Subscriber, by its execution of this Deed of Accession, hereby authorises the Issuer to execute the Deed of Novation on its behalf when required by and in accordance with clause 6 of the Bond Subscription Deed and agrees that upon the execution of the transactions described in clause 6 of the Bond Subscription Deed the Novated Obligations shall be deemed to have been cancelled and to be thereafter of no effect. The Prospective Subscriber further agrees not to take any action that could frustrate the mandatory conversion of the Bonds into Globis Shares when required by and in accordance with clause 6 of the Bond Subscription Deed.

4 NOTICES

The Prospective Subscriber’s contact details are as set out below:

Party:

Address:

Email address:

5 GOVERNING LAW AND JURISDICTION

5.1	This Deed, and any non-contractual obligations arising out of or in connection with it, shall be governed by, and construed in accordance with, English law.

5.2	The English courts shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed, including a dispute relating to the existence, validity or termination of this Deed or any non-contractual obligation arising out of or in connection with this Deed (a Dispute).

5.3	It is agreed that the English courts are the most appropriate and convenient courts to settle all Disputes and accordingly no party to this Deed will argue to the contrary.

6	COUNTERPARTS

6.1	This Deed may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed.

IN WITNESS whereof this Deed has been executed as a deed on the date first above written.

Signed as a Deed for and on behalf of FORAFRIC AGRO HOLDINGS LIMITED acting by a director in the presence of:
Director

Witness signature

Name
(in block capitals)
Address

Occupation

Signed as a Deed for and on behalf of LIGHTHOUSE CAPITAL LIMITED acting by a director in the presence of:
Director

Witness signature

Name
(in block capitals)
Address

Occupation

Signed as a Deed for and on behalf of [●] acting by its [●] in the presence of:
[●]

Witness signature

Name
(in block capitals)
Address

Occupation

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